SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 18, 2013

Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North Loop Freeway W Suite 110 Houston, Texas	77018
(Address of principal executive offices)	(Zip Code)

(713) 682-6500
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This 8-K/A amends in its entirety the Company’s report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2013, to reflect the approval by the Registrant’s Board of Directors of the Change in Registrant’s Certifying Accountant and to otherwise amend the original Report on Form 8-K, as follows:

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Dismissal of previous independent registered public accounting firm

(a) On July 18, 2013, Sionix Corporation (the “Registrant” or the “Company”) notified Kabani & Company, Inc., Certified Public Accountants (“Kabani”), that it was   dismissed as the Registrant’s independent registered public accounting firm.  The Company’s Board of Directors had previously determined and discussed with management that it would be advisable to change to accountants to a Texas based firm or firm with a significant Texas office, in connection with the Company’s relocation of its principal executive offices to Texas earlier in 2013. This resulted in management terminating Kabani and hiring new accountants on July 18, 2013. The decision to actually dismiss Kabani as the Company’s independent registered public accounting firm received final ratification and approval  by the Company’s Board of Directors on August 7, 2013. Except as noted in the paragraph immediately below, the reports of Kabani on the Company’s  financial statements for the years ended September 30, 2012 and 2011 (the “Registrant’s two most recent fiscal years”)  did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Kabani on the Company’s financial statements as of and for the years ended  September 30, 2012 and 2011 contained  explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because the Company  had  suffered recurring losses and negative cash flow from operations.

During the Registrant’s two most recent fiscal years and any subsequent interim period through the date of dismissal of Kabana, there were no disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Kabani’s satisfaction, would have caused them to make reference thereto in connection with its reports.

During the years ended September 30, 2012 and 2011, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Kabani with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Kabani is attached hereto as Exhibit 16.1

Engagement of new independent registered public accounting firm

On July 18, 2013  (the “Engagement Date”), the Company engaged Rothstein Kass (“Rothstein Kass ”) as its independent registered public accounting firm for the Company’s fiscal year ended September 30, 2013. The Company determined it was advisable to change to Rothstein Kass, a Dallas, Texas based accounting firm, in connection with the previous relocation of the Company’s executive offices to Texas. The decision to engage Rothstein Kass as the Company’s independent registered public accounting firm was ratified and approved by the Company’s Board of Directors on August 7, 2013.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with Rothstein Kass regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Rothstein Kass  concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

 Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)       Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Kabani & Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIONIX CORPORATION

Dated: August 8, 2013	By:	/s/ Joseph W. Autem
Name: Joseph W. Autem
Chief Financial Officer